Exhibit 99.1

Semtech Announces Fourth Quarter and Fiscal Year 2013 Results

  Quarterly Revenue of $151 Million up 45% From Prior Year Quarter
  Record Annual Revenue of $579 Million up 20% Year Over Year
  Record Annual Gross Profit
  Record Annual Operating Cash Flow Exceeds $100 Million

CAMARILLO, Calif.--(BUSINESS WIRE)--March 6, 2013--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fourth quarter and fiscal year 2013, which ended January 27, 2013.

Net revenue for the fourth quarter of fiscal year 2013 was $150.6 million, up 44.8 percent from the fourth quarter of fiscal year 2012 and down 6.4 percent from the third quarter of fiscal year 2013. Net revenue for the full fiscal year 2013 was $578.8 million, up 20.4 percent from fiscal year 2012.

Net income for the fourth quarter of fiscal year 2013, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $13.1 million or 19 cents per diluted share. This compares to GAAP net income of $12.4 million or 19 cents per diluted share in the fourth quarter of fiscal year 2012 and GAAP net income of $16.6 million or 25 cents per diluted share in the third quarter of fiscal year 2013. For the full fiscal year 2013, net income was $41.9 million or $0.62 per diluted share, down from $89.1 million or $1.32 per diluted share in fiscal year 2012.

GAAP gross profit margin for the fourth quarter of fiscal year 2013 was 58.4 percent compared to 57.4 percent in the fourth quarter of fiscal year 2012 and 60.2 percent in the third quarter of fiscal year 2013. GAAP gross profit margin for the full fiscal year 2013 was 54.4 percent compared to 59.4 percent in fiscal year 2012.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Transaction and integration related expenses
  Loss contingencies, including environmental reserves
  Intangible amortization and impairments
  Release of prior accrued taxes on foreign earnings
  Option and restatement related expenses
  Effect of enacted tax rate changes

Excluding the items listed above, non-GAAP net income for the fourth quarter of fiscal year 2013 was $33.1 million or 49 cents per diluted share. Non-GAAP net income was $21.6 million or 32 cents per diluted share in the fourth quarter of fiscal year 2012 and was $36.1 million or 53 cents per diluted share in the third quarter of fiscal year 2013. Non-GAAP net income for the full fiscal year 2013 was $114.5 million or $1.70 per diluted share. This compares to Non-GAAP net income for fiscal year 2012 of $119.8 million or $1.78 per diluted share.

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2013 was 61.6 percent. Non-GAAP gross profit margin for the fourth quarter of fiscal year 2012 was 57.6 percent and 63.1 percent in the third quarter of fiscal year 2013. Non-GAAP gross profit margin for the full fiscal year 2013 was 61.3 percent, which compares to 59.6 percent Non-GAAP gross profit margin for fiscal year 2012.

As of January 27, 2013 Semtech had $236.1 million in cash, cash equivalents and marketable securities. This compares to $218.0 million in cash, cash equivalents and marketable securities at the end of the third quarter of fiscal year 2013 and $327.7 million in cash, cash equivalents and marketable securities at the end of fiscal year 2012.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated, "Fiscal year 2013 was a pivotal year for Semtech. We closed and successfully integrated the largest acquisition in company history and posted record revenue, gross profit and cash flow. Our innovative product platforms, strategic customer relationships, and fiscal discipline have positioned Semtech to benefit from the continuing improvement in the economy and ongoing strength in the high-growth markets we are targeting."

The results announced today are preliminary, as they are subject to the annual audit by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its annual report on Form 10-K for fiscal year 2013.

First Quarter of Fiscal Year 2014 Outlook

  Net sales are expected to be in the range of $154.0 million to $162.0 million
  GAAP gross profit margin is expected to be flat to be in the range of 59.2% to 59.8%
  The amortization of the fair value adjustment for acquired inventory, which is included in the above GAAP estimate, is expected to be approximately $2.4 million
  Non-GAAP gross profit margin is expected to be in the range of 61.0% to 61.5%
  GAAP SG&A expense is expected to be in the range of $35.4 million to $35.9 million
  GAAP R&D expense is expected to be in the range of $32.3 million to $32.8 million
  Stock-based compensation expense, which is included in the preceding estimates, is expected to be approximately $8.8 million, categorized as follows: $0.3 million cost of sales, $5.1 million SG&A, and $3.4 million R&D
  Amortization of acquired intangible assets is expected to be approximately $7.8 million
  Transaction and integration related expenses of approximately $1.7 million
  Interest and other expense is expected to be approximately $4.1 million
  GAAP tax rate is expected to be in the range of 0% to 2%
  Non-GAAP tax rate is expected to be in the range of 10% to 12%
  GAAP earnings are expected to be in the range of 17 to 24 cents per diluted share
  Non-GAAP earnings are expected to be in the range of 43 to 49 cents per diluted share
  Fully diluted share count is expected to be approximately 68.0 million shares
  Capital expenditures are expected to be approximately $10.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's first quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of GAAP results for the fourth quarter of fiscal years 2013 and 2012, the third quarter of fiscal year 2013, the full fiscal years 2013 and 2012; a reconciliation of forward-looking earnings per diluted share for the first quarter of fiscal year 2014; and a calculation of free cash flow. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate, "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes in projected or anticipated markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2012, in the Company's other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

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Semtech and the Semtech logo are marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$150,603	$160,878	$104,032	$578,827	$480,601
Cost of sales	62,646	64,085	44,368	264,215	194,956
Gross profit	87,957	96,793	59,664	314,612	285,645
Operating costs and expenses:
Selling, general and administrative	37,386	35,646	26,333	149,070	100,629
Product development and engineering	29,959	33,354	19,335	120,009	80,577
Intangible amortization and impairments	8,177	8,212	2,075	29,944	10,853
Total operating costs and expenses	75,522	77,212	47,743	299,023	192,059
Operating income	12,435	19,581	11,921	15,589	93,586
Interest expense	(4,154)	(4,172)	-	(14,363)	-
Interest income and other (expense) income, net	(282)	(1,071)	421	(977)	593
Income before taxes	7,999	14,338	12,342	249	94,179
(Benefit) provision for taxes	(5,119)	(2,252)	(46)	(41,690)	5,092
Net income	$13,118	$16,590	$12,388	$41,939	$89,087

Earnings per share:
Basic	$0.20	$0.25	$0.19	$0.64	$1.37
Diluted	$0.19	$0.25	$0.19	$0.62	$1.32

Weighted average number of shares used in computing earnings per share:
Basic	66,371	65,996	64,856	65,809	65,099
Diluted	67,984	67,465	66,776	67,471	67,350

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	January 27,	January 29,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$223,192	$227,022
Temporary investments	4,973	83,121
Accounts receivable, net	69,160	49,644
Inventories	74,878	46,995
Deferred tax assets	7,473	5,339
Prepaid taxes	7,794	9,580
Other current assets	18,523	5,611
Total current assets	405,993	427,312

Property, plant and equipment, net	101,837	69,713
Long-term investments	7,907	17,522
Deferred income taxes	33,563	-
Goodwill	393,584	129,651
Other intangible assets, net	206,058	66,720
Other assets	22,071	15,403
Total assets	$1,171,013	$726,321

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$51,991	$26,699
Accrued liabilities	49,276	32,389
Deferred revenue	3,745	3,853
Current portion - long term debt	48,449	-
Deferred tax liabilities	4,221	4,041
Total current liabilities	157,682	66,982

Deferred tax liabilities - non-current	2,042	1,000
Long term debt - less current	282,286	-
Other long-term liabilities	34,177	28,151
Stockholders’ equity	694,826	630,188
Total liabilities & stockholders' equity	$1,171,013	$726,321

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Twelve Months Ended
	January 27,	January 29,
	2013	2012
	(Unaudited)

Cash flows from operating activities:
Net income	$41,939	$89,087
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions:
Depreciation, amortization and impairment	49,192	21,013
Effect of acquisition fair value adjustments	37,693	-
Accretion of deferred financing costs and debt discount	2,545	-
Accrued interest expense	1,177	-
Deferred income taxes	(47,623)	(2,023)
Stock-based compensation	24,528	24,020
Excess tax benefits on stock based compensation	-	(2,279)
Loss on disposition of property, plant, and equipment	85	1,022
Changes in assets and liabilities	(7,567)	(31,008)
Net cash provided by operating activities	101,968	99,832

Cash flows from investing activities:
Purchase of available-for-sale investments	(24,744)	(93,330)
Proceeds from sales and maturities of available-for-sale investments	112,466	131,748
Proceeds from sales of property, plant, and equipment	-	46
Purchase of property, plant, and equipment	(23,266)	(21,564)
Purchase of intangible assets	(1,251)	(3,000)
Purchase of cost method investment	(2,500)	-
Acquisitions, net of cash acquired	(491,717)	-
Net cash (used in) provided by investing activities	(431,012)	13,900

Cash flows from financing activities:
Proceeds from debt issuance, net of discount	347,000	-
Deferred financing cost	(8,962)	-
Payment for interest rate cap	(1,100)	-
Excess tax benefits on stock based compensation	-	2,279
Proceeds from issuance of common stock	12,855	42,661
Repurchase of outstanding common stock	(7,769)	(50,665)
Payment of long term debt	(16,875)	-
Net cash provided by (used in) financing activities	325,149	(5,725)
Effect of exchange rate increase (decrease) on cash and cash equivalents	65	(4)

Net (decrease) increase in cash and cash equivalents	(3,830)	108,003
Cash and cash equivalents at beginning of period	227,022	119,019

Cash and cash equivalents at end of period	$223,192	$227,022

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
Stock-based Compensation Expense	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$377	$313	$272	$1,218	$983
Selling, general and administrative	5,113	3,970	4,798	14,965	15,839
Product development and engineering	2,311	2,199	1,802	8,345	7,198
Total stock-based compensation expense	$7,801	$6,482	$6,872	$24,528	$24,020

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$87,957	$96,793	$59,664	$314,612	$285,645
Adjustments to GAAP gross profit:
Stock-based compensation expense	377	313	272	1,218	983
Expiration of acquired return rights	-	-	-	(676)	-
Fair value adjustment related to acquired inventory	4,382	4,382	-	39,406	-
Non-GAAP gross profit	$92,716	$101,488	$59,936	$354,560	$286,628

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$13,118	$16,590	$12,388	$41,939	$89,087

Adjustments to GAAP net income:
Stock-based compensation expense	7,801	6,482	$6,872	24,528	$24,020
Acquisition related fair value adjustments	4,721	4,721	-	40,638	-
Transaction and integration related expenses	2,377	2,409	1,963	24,110	4,865
Loss contingencies, including environmental reserves	1,500	2,540	-	4,040	-
Intangible amortization and impairments	8,177	8,212	2,075	29,944	10,853
Option and restatement related expenses	-	-	5	-	199

Total before taxes	24,576	24,364	10,915	123,260	39,937
Associated tax effect	(4,632)	(4,884)	(1,687)	(50,667)	(9,189)
Total of supplemental information net of taxes	19,944	19,480	9,228	72,593	30,748
Non-GAAP net income	$33,062	$36,070	$21,616	$114,532	$119,835

Diluted GAAP earnings per share	$0.19	$0.25	$0.19	$0.62	$1.32
Adjustments per above	0.30	0.28	0.13	1.08	0.46
Diluted non-GAAP earnings per share	$0.49	$0.53	$0.32	$1.70	$1.78

	Three Months Ended			Twelve Months Ended
	January 27,	October 28,	January 29,	January 27,	January 29,
	2013	2012	2012	2013	2012
Tax Impact Associated With Supplemental Information	Q4 2013	Q3 2013	Q4 2012	FY 2013	FY 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$235	$119	$936	$5,120	$5,693
Acquisition related fair value adjustments	1,221	1,249	-	7,794	-
Transaction and integration related expenses	545	1,145	398	4,746	1,123
Loss contingencies, including environmental reserves	596	707	-	1,303	-
Intangible amortization and impairments	2,035	1,664	351	5,217	2,296
Release of prior accrued taxes on foreign earnings	-	-	-	23,443	-
Option and restatement related expenses	-	-	2	-	77
Effect of enacted tax rate changes	-	-	-	3,044	-

Total of associated tax effect	$4,632	$4,884	$1,687	$50,667	$9,189

	Three Months Ended
	January 27,	October 28,	January 29,
	2013	2012	2012
	Q4 2013	Q3 2013	Q4 2012
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:

Cash Flow from Operations	35,189	54,908	26,264
Net Capital Expenditure	(5,151)	(7,400)	(3,529)
Free Cash Flow:	30,038	47,508	22,735

Q1 FY14 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.17	0.24

Stock based compensation expense	0.12	0.11
Acquisition related fair value adjustments	0.05	0.05
Amortization of acquired intangibles	0.09	0.09

Non-GAAP EPS	$0.43	$0.49

CONTACT:
Semtech Corporation
Linda Brewton, 805-480-2004
webir@semtech.com